EXHIBIT 11 - COMPUTATIONS OF EARNINGS PER SHARE
                   Tredegar Industries, Inc. and Subsidiaries
                    (In thousands, except per-share amounts)

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                                                      1995     1994     1993
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Income from continuing operations                   $24,053  $ 1,417  $ 3,723
Income from discontinued energy operations                -   37,218    6,784
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Net income before extraordinary item and cumulative
      effect of changes in accounting principles     24,053   38,635   10,507
Extraordinary item                                        -        -   (1,115)
Cumulative effect of changes in accounting for
      postretirement benefits other than pensions
      (net of tax) and income taxes                       -        -      150
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Net income                                          $24,053  $38,635  $ 9,542
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Earnings per share common and dilutive common
      equivalent share as reported (1):
      Continuing operations                         $  1.80  $  0.09  $  0.23
      Discontinued energy operations                      -     2.40     0.42
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      Before extraordinary items
           and cumulative effect of changes in
           accounting principles                       1.80     2.49     0.65
      Extraordinary item                                  -        -    (0.07)
      Cumulative effect of accounting changes             -        -     0.01
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      Net income                                    $  1.80  $  2.49  $  0.59
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PRIMARY EARNINGS PER SHARE:
Shares issuable upon the assumed exercise
      of outstanding stock options (2)                  454       90       51
Weighted average common shares outstanding
      during period                                  12,916   15,524   16,343
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Weighted average common and dilutive common
      equivalent shares                              13,370   15,614   16,394
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Primary earnings per share (1)                      $  1.80  $  2.47  $  0.58
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FULLY DILUTED EARNINGS PER SHARE:
Shares issuable upon the assumed exercise
      of outstanding stock options (3)                  618      135       57
Weighted average common shares outstanding
  during period                                      12,916   15,524   16,343
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Weighted average common and dilutive common
      equivalent shares                              13,534   15,659   16,400
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Fully diluted earnings per share (3)                $  1.78  $  2.47  $  0.58
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Notes:
(1) Shares used to compute earnings per common and dilutive common equivalent share include common stock equivalents for the year ended December 31, 1995.

(2)   Computed using the average market price during the related period.

(3) Computed using the higher of the average market price during the related period and the market price at the end of the related period. Fully diluted earnings per common and dilutive common equivalent share is not materially different (dilutive by 3% or more) from earnings per common and dilutive common equivalent share reported in the consolidated statements of income.


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